UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

EXECUTIVE NETWORK PARTNERING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39521	85-1669324
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

137 Newbury Street, 7th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 362-9205

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CAPSTM, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	ENPC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	ENPC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $28.75 per share	ENPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2020, the Registration Statement on Form S-1 (File No. 333-248267) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Executive Network Partnering Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission, and the Company subsequently filed, on September 15, 2020, a registration statement on Form S-1 (File No. 333-248828) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On September 18, 2020, the Company consummated the IPO of 14,400,000 CAPSTM (the “CAPSTM”), including the issuance of 2,160,000 CAPSTM as a result of the underwriters’ exercise in full of their over-allotment option. Each CAPSTM consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-fourth of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $28.75 per share (the “Warrants”). The CAPSTM were sold at a price of $25.00 per share, generating gross proceeds to the Company of $414,000,000.

On September 17, 2020, the Company effected a 1-for-1.2 forward stock split (the “Forward Stock Split”) with respect to the Company’s Class F common stock, par value $0.0001 per share, resulting in the Company’s initial stockholders holding an aggregate of 828,000 founder shares.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 245,600 CAPSTM (the “Private Placement CAPSTM”) at a purchase price of $25.00 per Private Placement CAPSTM, to the Company’s sponsor, ENPC Holdings, LLC, the “Sponsor”), generating gross proceeds to the Company of approximately $6,140,000 (the “Private Placement”). The Private Placement CAPSTM sold in the Private Placement are identical to the CAPSTM sold in the IPO, except that, with respect to the warrants underlying the Private Placement CAPSTM (the “Private Placement Warrants”) that are held by the Sponsor or its permitted transferees, such warrants (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Warrants are called for redemption and a certain price per share of Common Stock threshold is met) and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s partnering transaction. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Warrants.

A total of $414,000,000, comprised of the proceeds from the IPO and a portion of the proceeds from the sale of the Private Placement CAPSTM, were placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, if any, such funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s partnering transaction, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) (A) to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its partnering transaction within 24 months (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for their partnering transaction within 24 months) from the closing of the IPO or (B) with respect to any other provisions relating to stockholders’ rights or pre-partnering transaction activity and (iii) the redemption of all of the Company’s public shares if the Company has not completed its partnering transaction within 24 months (or 27 months as applicable) from the closing of the IPO, subject to applicable law.

In connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Company’s Registration Statement:

•

An Underwriting Agreement, dated September 15, 2020, between the Company and Evercore Group L.L.C., as representative of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

A Warrant Agreement, dated September 15, 2020, between the Company and Continental Stock Transfer & Trust Company, which sets forth, among other items: the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•

An Investment Management Trust Agreement, dated September 15, 2020, between the Company and Continental Stock Transfer & Trust Company, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement CAPSTM, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•

A Registration and Stockholder Rights Agreement, dated September 15, 2020, among the Company, the Sponsor and certain other security holders named therein, which provides for customary demand and piggy-back registration rights, transfer restrictions with respect to the Company’s securities, and, upon consummation of our partnering transaction, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•

A Private Placement CAPSTM Purchase Agreement, dated September 15, between the Company and the Sponsor, pursuant to which the Sponsor purchased 245,600 Private Placement CAPSTM, each CAPSTM consisting of one share of Common Stock and one-fourth of one warrant, each whole warrant exercisable to purchase one share of Class A Common Stock at $28.75 per share;

•

An Administrative Services Agreement, dated September 15, 2020, between the Company and Sponsor, providing for the payment by the Company to an affiliate of the Sponsor of up to $20,000 per month for office space and administrative support services; and

•

A Letter Agreement, dated September 15, 2020, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Common Stock held by him, her or it in favor of the Company’s partnering transaction; to facilitate the liquidation and winding up of the Company if a partnering transaction is not consummated within 24 months (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for their partnering transaction within 24 months); to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding a partnering transaction without the prior consent of the Sponsor.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the Private Placement and the issuance of the Private Placement CAPSTM is incorporated into this Item 3.02 by reference. The issuance of the Private Placement CAPSTM, and the shares of Common Stock and the Private Placement Warrants underlying such Private Placement CAPSTM, was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2020 and in connection with the IPO, the Company filed with the Secretary of State of the State of Delaware (i) an amendment to its existing Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effectuate the Forward Stock Split, and (ii) the A&R Certificate of Incorporation, each effective the same day.

In addition, on September 15, 2020 and in connection with the IPO, the Company adopted the Amended and Restated Bylaws (the “A&R Bylaws”).

The terms of the A&R Certificate of Incorporation and A&R Bylaws are set forth in the Registration Statement and are incorporated herein by reference. Copies of the Certificate of Amendment, A&R Certificate of Incorporation and A&R Bylaws are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Evercore Group L.L.C.

3.1	Amendment to Certificate of Incorporation

3.2	Amended and Restated Certificate of Incorporation

3.3	Amended and Restated Bylaws

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration and Stockholder Rights Agreement between the Company, the Sponsor and certain other security holders named therein

10.3	Private Placement CAPSTM Purchase Agreement between the Company and the Sponsor

10.4	Administrative Services Agreement between the Company and the Sponsor

10.5	Letter Agreement between the Company and the Sponsor and each of the Company’s directors and officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020

EXECUTIVE NETWORK PARTNERING CORPORATION

By:	/s/ Alex J. Dunn
Name:	Alex J. Dunn
Title:	Chief Executive Officer